                                                                     EXHIBIT 4.5


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS AND (II) SUCH TRANSFER IS EFFECTED IN ACCORDANCE WITH THE TERMS SET FORTH IN THIS WARRANT.

WF-00                        LXN CORPORATION                    OCTOBER 11, 2000

                   SERIES F PREFERRED STOCK PURCHASE WARRANT

     This certifies that, for good and valuable consideration, _____ (the "HOLDER"), or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and at or prior to the close of business on the fifth anniversary of the date hereof (the "EXPIRATION TIME"), but not thereafter, to acquire from the Company, in whole or from time to time in part, up to _______ (___) fully paid and nonassessable shares of Series F Preferred Stock ("WARRANT STOCK") of LXN Corporation, a Delaware Corporation (the "COMPANY"), at a purchase price per share of $14.00 (the "EXERCISE PRICE"). Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "WARRANT STOCK" and "EXERCISE PRICE" herein shall be deemed to include any such adjustment or series of adjustments. Warrant Stock converted into Common Stock of the Company shall hereinafter be defined as "CONVERSION STOCK."

    1.  EXERCISE OF WARRANT

    The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time at or prior to the Expiration Time, by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Company at 6325 Lusk Boulevard, San Diego, CA 92121, Attn: Corporate Secretary (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby Purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

     2.  CONVERSION OF WARRANT

     The registered holder hereof shall have the right to convert this Warrant, in whole or in part, at any time and from time to time at or prior to the Expiration Time, by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the office of the Company at the address set in Section 1 hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 2. Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of shares of Warrant Stock of the Company equal to the quotient obtained by dividing [(A - B)(X)] by (A), where:

     A   =    the Fair Market Value (as defined below) of one share of Warrant
              Stock on the date of conversion of this Warrant.

     B   =    the Exercise Price for one share of Warrant Stock under this
              Warrant.

     X   =    the number of shares of Warrant Stock as to which this Warrant is being converted.

     If the at above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

     "FAIR MARKET VALUE" of a share of Warrant Stock shall mean:

          (a) if the conversion right is being exercised in connection with a transaction specified in Section 10(b) hereof, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Board of Directors of the Company) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

          (b) if the conversion right is being exercised in connection with the initial public offering of the Company's Common Stock, the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering;

          (c) if the conversion right is being exercised after the occurrence of the initial public offering of the Company's Common Stock:

               (i) if the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, the average of the closing or last sale price reported for the five (5) business days immediately preceding the date that the Notice of Conversion is delivered to the Company;

               (ii) if the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, but is traded in the over-the-counter market, the mean of the closing bid and asked prices reported for the five (5) business days immediately preceding the date that the Notice of Conversion is delivered to the Company; and

          (d) in all other cases, the fair market value as determined in good faith by the Company's Board of Directors.

     Upon conversion of this Warrant in accordance with this Section 2, the registered holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such conversion for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so converted.

     3.  ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise or conversion of this Warrant will, upon such exercise or conversion, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise or conversion shall be paid in cash or check to the holder of this Warrant.

     4.  CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant.

     5.  NO RIGHTS AS A STOCKHOLDER

     This Warrant does not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise or conversion hereof.

     6.  RESTRICTIONS ON TRANSFER; LOCK-UP

         (a) TRANSFER OF WARRANT. Prior to the Expiration Time and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable by the holder hereof, in whole or in part, at the office or agency of the Company referred to in Section 1 hereof Any such transfer shall be made upon surrender of this Warrant together with the Assignment Form attached hereto properly executed, endorsed and guaranteed. Notwithstanding the foregoing, the Company may prohibit the transfer of this Warrant and the rights hereunder to more than a single transferee or to a transferee which the Company reasonably believes to be an actual or potential competitor of the Company. The Company shall not be required to effect any transfer of this Warrant or the rights hereunder unless the transferor and transferee provide the Company with an opinion of counsel that such transfer is in compliance with applicable Federal and state securities laws, or provide the Company with information and representations sufficient for the Company to make such determination. The Company shall not be required to effect any transfer of this Warrant or the rights hereunder unless the transferee shall have agreed in writing to be bound by the restrictions set forth in this Warrant.

         (b) TRANSFER OF WARRANT STOCK. The Company may, until the Expiration Time, prohibit the transfer of the Warrant Stock or Conversion Stock to more than a single transferee or to a transferee which the Company reasonably believes to be an actual or potential competitor of the Company. The Company shall not be required to effect any transfer of the Warrant Stock or Conversion Stock unless the transferor and transferee provide the Company with an opinion of counsel that such transfer is in compliance with applicable Federal and state securities laws, or provide the Company with information sufficient for the Company to make such determination. The Company shall not be required to effect any transfer of the Warrant Stock or Conversion Stock unless the transferee shall have agreed in writing to be bound by the restrictions set forth in this Warrant.

         (c) LOCK-UP. In connection with the initial public offering of any securities of the Company, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER"), the Warrant, the Warrant Stock or Conversion Stock and any securities of the Company issued with respect thereto may not be sold or otherwise transferred during the period specified by that Company's Board of Directors at the request of the Managing Underwriter, with such period no to exceed 180 days following the date of a final prospectus relating to the Company's initial public offering (the "MARKET STANDOFF PERIOD"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The restrictions set forth in this Section 6(c) shall be of no further force or effect following the transfer of the securities subject hereto pursuant to a registration statement filed under the Securities Act or pursuant to a brokers' transaction or transaction with a market maker pursuant to Rule 144 promulgated under the Securities Act.

         (d) NO PUBLIC MARKET. At the date of issuance of this Warrant, no public market exists for any of the securities of the Company and the Company makes no assurances that a public market will ever exist for the Company's securities.

         (e) LEGEND. The certificates representing the Warrant Stock or Conversion Stock and any securities of the Company issued with respect thereto shall be imprinted with legends restricting transfer except in compliance with the terms hereof and with applicable Federal and state securities laws.

     7.  EXCHANGE AND REGISTRY OF WARRANT

     This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects upon such registry.

     8.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on a delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the holder, in lieu thereof, a new Warrant in substantially identical form, dated as of such cancellation and reissuance.

     9.  SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

    10.  ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES AND EXERCISE PRICE

     The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

         (a) ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATIONS, AUTOMATIC CONVERSION, ETC. The Exercise Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock or Conversion Stock, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock or Conversion Stock subject hereto at the time of such event, had such shares of Warrant Stock or Conversion Stock then been outstanding.

         (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "REORGANIZATION"), then, in each case, the holder of this Warrant, on exercise or conversion hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the Warrant Stock or Conversion Stock issuable on such exercise prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.


        (c) CERTIFICATE AS TO ADJUSTMENTS. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

    11.  REPRESENTATIONS AND WARRANTIES OF HOLDER

     In connection with the issuance of this Warrant (this Warrant, the Warrant Stock and the Conversion Stock, collectively, the "SECURITIES"), Holder hereby agrees, represents and warrants as follows: (i) Holder is acquiring the Securities solely for its own account for investment and not with a view to or for sale or distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof, (ii) the entire legal and beneficial interest of the Securities is being purchased for, and will be held for the account of, Holder only and neither in whole nor in part for any other person; (iii) Holder either (a) has a prior business and/or personal relationship with the Company and/or its officers and directors, or (b) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company, and who are not compensated by the Company, has the capacity to protect its own interests in connection with the purchase of the Securities; and (iv) the transaction under which Holder is purchasing the Securities has not been registered under the Securities Act, and the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

    12.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the holder hereof that:

         (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant;

         (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock or Conversion Stock issuable upon exercise or conversion of this Warrant;

         (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock or Conversion Stock hereunder and to carry out and perform its obligations under the terms of this Warrant; and

         (d) all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock or Conversion Stock and the performance of the Company's obligations hereunder has been taken.

         (e) No consent, approval or authorization of or designation, declaration or filing with any United States of America Federal or state governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Warrant (and the shares of Series F Preferred Stock issuable upon exercise of this Warrant and the Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated hereby, except (a) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of this Warrant (and the shares of Series F Preferred Stock issuable upon exercise of this Warrant and the Common Stock issuable upon conversion thereof) under the securities laws, which filings and qualifications, if required, will be accomplished in a timely manner, and (b) filing of a notice pursuant to Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), which filing will be accomplished in a timely manner.

    13.  COOPERATION

     The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment.

    14.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

    15.  REGISTRATION RIGHTS

     Upon exercise of this Warrant in accordance with its terms, the Holder shall be entitled to registration rights with regard to the Warrant Stock issued upon exercise hereof pursuant to the terms of the Sixth Amended and Restated Registration Rights Agreement dated October 11, 2000.

    16.  CO-SALE RIGHTS

     Upon exercise of this Warrant in accordance with its terms, the Holder shall be entitled to co-sale rights with regard to the Warrant Stock issued upon exercise hereof pursuant to the terms of the Sixth Amended and Restated Co-Sale Agreement dated October 11, 2000.

     IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as of the date first written above.

                                        LXN CORPORATION,

                                        a Delaware corporation

                                        By:
                                           -----------------------------
                                           Michael Beeuwsaert, President

                                        HOLDER

                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------







         [SIGNATURE PAGE TO WARRANT FOR LXN SERIES F PREFERRED STOCK]

                               NOTICE OF EXERCISE

To:   LXN Corporation, a Delaware corporation

     (1) The undersigned hereby elects to purchase ______________ shares of Series F Preferred Stock of LXN Corporation, a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable Federal and state securities laws.

     (3) The undersigned accepts such shares subject to the restrictions on transfer set forth in the attached Warrant.


-----------------------------             -----------------------------
(Date)                                    (Signature)

                              NOTICE OF CONVERSION

To:  LXN Corporation, a Delaware corporation

     (1) The undersigned hereby elects to convert that portion of the attached Warrant representing the right to purchase ______________ shares of Series F Preferred Stock of LXN Corporation into such number of shares of Series F Preferred Stock of LXN Corporation as is determined pursuant to Section 2 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (2) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.

     (3) The undersigned accepts such shares subject to the restrictions on transfer set forth in the attached Warrant.



-----------------------------             -----------------------------
(Date)                                    (Signature)

                                ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

    FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


____________________________________________________
                                 (Please Print)

whose address is____________________________________
                                 (Please Print)

     Dated:_________________________________________

     Holder's Signature:____________________________

     Holder's Address:______________________________

     _______________________________________________

Guaranteed Signature:_______________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution such as a bank, stockbroker, savings and loan association or credit union with membership in an approved medallion signature guarantee program. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The undersigned transferee agrees to hold the Warrant and any Warrant Stock issuable upon exercise or conversion of the Warrant subject to the restrictions on transfer set forth in the Warrant.

By:________________________________

Date:______________________________

                                    RECEIPT
                                      and
                              ACKNOWLEDGMENT FORM
                                       of
                  WARRANT TO PURCHASE SERIES F PREFERRED STOCK

    The undersigned hereby acknowledges receipt of Warrant No. WF-00 representing the right to purchase _______________ (_____) Shares of Series F Stock of LXN Corporation (the "SHARES").

    The undersigned further acknowledges that said certificate contains a restrictive legend as to referring to the Securities Act of 1933, as amended.

Dated__________________________

                                    HOLDER


                                    _________________________________
                                    By


                                    __________________________________
                                    Title